UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
STATE STREET CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	04-2456637
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
One Lincoln Street Boston, Massachusetts	02111
(Address of Principal Executive Offices)	(Zip Code)
2017 Stock Incentive Plan
(Full Title of the Plan)

JEFFREY N. CARP Executive Vice President and Chief Legal Officer State Street Corporation One Lincoln Street Boston, Massachusetts 02111	DAVID C. PHELAN Executive Vice President and General Counsel State Street Corporation One Lincoln Street Boston, Massachusetts 02111
(Name and Address of Agent for Service)
(617) 786-3000
(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer", "accelerated filer", "smaller reporting company", and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒                    Accelerated filer ☐
Non-accelerated filer ☐                        Smaller reporting company ☐
                                Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $1.00 par value per share	20,000,000 shares (2)	$59.54 (3)	$1,190,800,000 (3)	$144,325

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Consists of 20,000,000 shares issuable under the 2017 Stock Incentive Plan.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on September 17, 2019.

Statement of Incorporation by Reference
This registration statement relates to the registrant’s previously-filed registration statement on Form S-8 with respect to its 2017 Stock Incentive Plan, File No. 333-218048 (the “2017 Registration Statement”), and is being filed pursuant to General Instruction E to Form S-8 to register 20,000,000 additional shares of the registrant’s common stock, par value $1.00 per share, issuable pursuant to such plan. This registration statement on Form S-8 incorporates by reference the contents of the 2017 Registration Statement.

Item 8.	Exhibits.
The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boston, Commonwealth of Massachusetts, on this 20th day of September, 2019.
STATE STREET CORPORATION

By: /s/ Eric. W. Aboaf
Name: Eric W. Aboaf
Title: Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY AND SIGNATURES
We, the undersigned officers and directors of State Street Corporation, hereby severally constitute and appoint Ronald P. O’Hanley, John J. Slyconish, David C. Phelan, Jeremy Kream and Todd Gershkowitz, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable State Street Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on this 20th day of September, 2019.

Signature	Title
/s/ Joseph L. Hooley	Chairman of the Board
Joseph L. Hooley

/s/ Ronald P. O’Hanley	President and Chief Executive Officer; Director (Principal executive officer)
Ronald P. O’Hanley

/s/ Eric W. Aboaf	Executive Vice President and Chief Financial Officer (Principal financial officer)
Eric W. Aboaf

/s/ Ian W. Appleyard	Executive Vice President, Chief Accounting Officer and Global Controller (Principal accounting officer)
Ian W. Appleyard

/s/ Amelia C. Fawcett	Director
Amelia C. Fawcett

/s/ Kennett F. Burnes	Director
Kennett F. Burnes

Director
Marie A. Chandoha

/s/ Patrick de Saint-Aignan	Director
Patrick de Saint-Aignan

/s/ Lynn A. Dugle	Director
Lynn A. Dugle

/s/ William C. Freda	Director
William C. Freda

/s/ Sara Mathew	Director
Sara Mathew

/s/ William L. Meaney	Director
William L. Meaney

/s/ Sean O’Sullivan	Director
Sean O’Sullivan

/s/ Richard P. Sergel	Director
Richard P. Sergel

/s/ Gregory L. Summe	Director
Gregory L. Summe

INDEX TO EXHIBITS

Number	Description
5	Opinion of David C. Phelan
15	Acknowledgement Letter from Ernst and Young, LLP for the quarters ended March 31, 2019 and June 30, 2019
23.1	Consent of David C. Phelan (included in Exhibit 5)
23.2	Consent of Ernst & Young LLP
24	Power of attorney (included on the signature pages of this registration statement)